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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Brooke Group Ltd.


As independent public accountants, we consent to the use of our report dated January 23, 1998 in this Post-Effective Amendment No. 1 on Form S-1 to the registration statement on Form S-3 of Brooke Group Ltd., relating to the consolidated balance sheet of Thinking Machines Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' investment and cash flows for the year ended December 31, 1997 and the period from February 8, 1996 (inception) to December 31, 1996.



                              Arthur Andersen LLP



Boston, Massachusetts
April 26, 1999